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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2000 Equity Compensation Plan of 3-Dimensional Pharmaceuticals, Inc. of our report dated February 7, 2001, with respect to the financial statements of 3-Dimensional Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Richard A. Eisner & Company, LLP


New York, New York
May 25, 2001